Exhibit 99.2

FOR IMMEDIATE RELEASE
---------------------

Contact:   Brian Keogh
           425/453-9400


ESTERLINE TECHNOLOGIES PROMOTES
-------------------------------
ROBERT D. GEORGE TO CHIEF FINANCIAL OFFICER
-------------------------------------------
Succeeds Retiring CFO Robert W. Stevenson
-----------------------------------------

      BELLEVUE, Wash., June 10--Esterline Technologies (NYSE/ESL) today announced that Robert D. George has been promoted to Vice President and Chief Financial Officer. George will succeed Robert W. Stevenson who is retiring after 31 years with Esterline and its predecessor organizations.

      George will take the financial reins on July 1 following two years as the company's Treasurer and Controller. Stevenson will continue as a senior consultant through the end of the company's fiscal year ending in October.

      Prior to joining Esterline, George held executive-level finance and operations positions with Zurn Industries, Elgin Electronics, and Xerox Corporation.

      "Bob's blend of finance and operations is a perfect fit for Esterline as we build an even stronger strategic framework to support our long-term growth," said Robert W. Cremin, Esterline's Chief Executive Officer. "With Bob, we also get a wealth of information technology experience and a successful track record in mergers and acquisitions."

      George holds a B.A. degree in Economics from Drew University in Madison, N.J., and an MBA from Duke University Fuqua School of Business.

      Esterline is a leading manufacturer of engineered products for the commercial aircraft, aerospace and defense industries; automated equipment for the production of printed circuit boards and metal fabrication; and instrumentation for quality and process control.